UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As described in the Current Report on Form 8-K of PepperBall Technologies, Inc., a Colorado corporation (the “Company”) dated March 23, 2010 (the “Initial 8-K”), on March 23, 2010 the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with investors for the private placement of Convertible Promissory Notes (the “Notes”) having a principal amount of $255,000.  On May 6, 2010, the Company filed an amendment to the Initial 8-K to disclose that the Company completed a subsequent closing pursuant to the Securities Purchase Agreement with two investors for the private placement of  Notes having a principal amount of $50,000.

The sole purpose of this amendment to the Initial 8-K is to disclose that on September 9, 2010, the Company completed a subsequent closing pursuant to the Securities Purchase Agreement with four investors for the private placement of  Notes having a principal amount of $250,000.  The terms of the Notes are described in the Initial 8-K except for the Note maturity date of this September 9, 2010 closing, which is December 31, 2011.  Richard A Collato, a member of the Company’s Board of Directors, was paid a fee of $15,000 for his efforts in connection with the sale of the Notes in the subsequent closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: September 13, 2010	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer